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                                                                     EXHIBIT 21
OPPENHEIMER CAPITAL

        The following list sets forth, as of July 21, 1995, the name of Oppenheimer Capital and each of its Subpartnerships and/or Subsidiaries and the states or other jurisdictions under which they are organized.

                                                          State or Jurisdiction
        Entity                                            under which organized
- - ---------------------------------------                   ---------------------
Oppenheimer Capital                                               Delaware
Quest For Value Advisors                                          Delaware
Quest For Value Distributors                                      Delaware
Oppenheimer Capital Futures Management                            Delaware
Oppenheimer Capital Limited                                     United Kingdom
AMA Investment Advisers, L.P.                                     Delaware
American Medical Investment Company, L.P.                         Delaware
Oppenheimer Capital Trust Company                                 New York
Saratoga Capital Management                                       Delaware